As filed with the Securities and Exchange Commission on September 19, 2000
                                         Registration No. 333-____________

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                      _________________________________

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      _________________________________

                           GREIF BROS. CORPORATION
           (Exact name of registrant as specified in its charter)

            Delaware                             31-4388903
   (State or other jurisdiction of            (I.R.S. Employer
   incorporation or organization)            Identification No.)

   425 Winter Road, Delaware, Ohio                  43015
 (Address of Principal Executive Offices)         (Zip Code)

Greif Bros. Riverville Mill Employees Retirement Savings Plan and Trust
                          (Full title of the plan)

                                            Copy to:
Michael J. Gasser                           Elizabeth Turrell Farrar, Esq.
Greif Bros. Corporation	                    Vorys, Sater, Seymour and Pease LLP
425 Winter Road	                            52 East Gay Street
Delaware, Ohio  43015                       P.O. Box 1008
(Name and address of agent for service)	    Columbus, Ohio  43216-1008

                              (740) 549-6000
        (Telephone number, including area code, of agent for service)
                      __________________________________

                       Calculation of Registration Fee

                                 Proposed      Proposed
Title of                         maximum       maximum
securities            Amount     offering      aggregate     Amount of
to be                 to be      price         offering      registration
registered (1)        registered per share (2) price (2)     fee
Class A Common Stock,
Without Par Value     200,000    $29.28        $5,856,000.00 $1,545.98

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, and computed on the basis of $29.28, which price is the average of the high and low sales prices of the Class A Common Stock as reported on The Nasdaq National Market on September 15, 2000.

                        Index to Exhibits at Page 10.

                                    PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

	The Annual Report on Form 10-K for the fiscal year ended October 31, 1999 of
Greif Bros. Corporation (the "Registrant") and all other reports filed with the
Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act
of 1934, as amended (the "Exchange Act"), since that date are hereby incorporated by reference.

	The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A dated November 7, 1995, and all amendments or reports filed by the Registrant with the Commission for the purpose of updating such description, are hereby incorporated by reference.

	Any definitive proxy statement or information statement filed pursuant to
Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents; provided, however, that no report of the Compensation Committee of the Board of Directors of the Registrant on executive compensation and no performance graph included in any proxy statement or information statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference.

Item 4. Description of Securities.

	Not Applicable.

Item 5. Interests of Named Experts and Counsel.

	Not applicable

Item 6. Indemnification of Directors and Officers.

	Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth conditions and limitations governing the indemnification of officers, directors and other persons.  Indemnification against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions, where he had no reasonable cause to believe his conduct was unlawful.  Indemnification against expenses (including attorneys' fees) is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above
are met, except that no indemnification is permitted in respect of any matter in which the person is adjudged to be liable to the corporation unless a court determines that indemnification is fair and reasonable in view of all the circumstances of the case.  In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, by a majority vote of the disinterested directors (or by a committee thereof designated by majority vote of the disinterested directors), by independent legal counsel or by the stockholders.
Indemnification against expenses (including attorneys' fees) actually and reasonably incurred by directors and officers  is required under Section 145 of the DGCL in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit of the type described above.  Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts following a determination that indemnification was not permitted in the circumstances of the case.

	ARTICLE V of the Amended and Restated By-Laws of the Registrant contains certain indemnification provisions adopted pursuant to the authority contained in Section 145 of the DGCL. ARTICLE V provides in pertinent part:

                                 ARTICLE V

                       Indemnification and Insurance

	Section 1. Indemnification in Non-Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

	Section 2. Indemnification in Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that the Court of Chancery, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

	Section 3. Indemnification as Matter of Right. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VI [sic], or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

	Section 4. Determination of Conduct. Any indemnification under Sections 1 and 2 of this Article VI [sic], unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he had met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI [sic]. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors of the Corporation who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a quorum of disinterested Directors so directs, by independent legal counsel in written opinion, or (c) by the stockholders.

	Section 5.  Advance Payment of Expenses.  Expenses incurred in defending any civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article
VI [sic].

	Section 6. Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this
Article VI [sic] shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

	Under Section 145 of the DGCL and Section 7 of Article V of the Registrant's
Amended and Restated By-Laws, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or who, while serving in such capacity, is or was at the request of the Registrant, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under
Section 145 of DGCL or Article V of the Registrant's Amended and Restated
By-Laws.  The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

Item 7.  Exemption from Registration Claimed.

		Not Applicable.

Item 8.  Exhibits.

		See the Index to Exhibits attached hereto at page 10.

		The undersigned Registrant hereby undertakes to submit the Greif Bros.
Riverville Mill Employees Retirement Savings Plan and Trust and any amendments thereto, or cause the Greif Bros. Riverville Mill Employees Retirement Savings
Plan and Trust and any amendments thereto to be submitted, to the Internal
Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan and any amendments thereto under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-
effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of
the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement; and

(iii)	To include any material information with respect to the
plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 on behalf of the Greif Bros. Riverville Mill Employees Retirement Savings Plan and Trust) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

		The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delaware, State of Ohio, on the 18th
day of September, 2000.

                                           GREIF BROS. CORPORATION


                                           By:	/s/ Michael J. Gasser
                                           Michael J. Gasser, Chairman of
                                           the Board of Directors and Chief
                                           Executive Officer

		Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities indicated
on the 18th day of September, 2000.

Signature                                  Title

/s/ Michael J. Gasser                      Chairman of the Board of Directors
Michael J. Gasser                          and Chief Executive Officer


Joseph W. Reed*                            Chief Financial Officer and
Joseph W. Reed                             Secretary (Principal Financial
                                           Officer)

John K. Dieker*                            Corporate Controller (Principal
John K. Dieker                             Accounting Officer)

Charles R. Chandler*                       Director
Charles R. Chandler

Michael H. Dempsey*                        Director
Michael H. Dempsey

*By Power of Attorney


/s/ Michael J. Gasser
Michael J. Gasser
(Attorney-in-Fact)

Naomi C. Dempsey*                          Director
Naomi C. Dempsey

Daniel J. Gunsett*                         Director
Daniel J. Gunsett

John C. Kane*                              Director
John C. Kane

Robert C. Macauley*                        Director
Robert C. Macauley

David J. Olderman*                         Director
David J. Olderman

William B. Sparks, Jr.*                    Director
William B. Sparks, Jr.

*By Power of Attorney


/s/ Michael J. Gasser
Michael J. Gasser
(Attorney-in-Fact)

		The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delaware, State of
Ohio, on September 18, 2000.

                                GREIF BROS. RIVERVILLE MILL EMPLOYEES
                                RETIREMENT SAVINGS PLAN AND TRUST


                                By: /s/ Michael L. Roane
                                Michael L. Roane, Plan Administrator

                                INDEX TO EXHIBITS

Exhibit No.                  Description                     Page No.
  23(a)            Consent of Ernst & Young LLP                 *
  23(b)            Consent of PricewaterhouseCoopers LLP        *
  24               Powers of Attorney                           *
___________________
*Filed herewith